     As filed with the Securities and Exchange Commission on August 22, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                              NETRADIO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Minnesota                                              41-1819471
---------------------------------                            -------------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                        10025 Valley View Road, Suite 190
                          Eden Prairie, Minnesota 55344
                    ----------------------------------------
                    (Address of Principal Executive Offices)


   NETRADIO CORPORATION/STEPHEN HOLDERMAN NONQUALIFIED STOCK OPTION AGREEMENT
   --------------------------------------------------------------------------
                            (Full title of the plan)


                                                          Copy to:
          Eric H. Paulson                           Matthew J. Knopf, Esq.
        Chairman of the Board                        Dorsey & Whitney LLP
        NetRadio Corporation                        Pillsbury Center South
   10025 Valley View Road, Suite 190                220 South Sixth Street
    Eden Prairie, Minnesota 55344              Minneapolis, Minnesota 55402-1498
          (952) 259-6700                                 (612) 340-5603
---------------------------------------
(Telephone number, including area code,
      of agent for service)


                              --------------------

                         CALCULATION OF REGISTRATION FEE

       Title of                                    Proposed                 Proposed
      securities         Amount to be          Maximum Offering         Maximum Aggregate          Amount of
   to be registered     registered (1)        Price per Share (2)       Offering Price (2)   Registration Fee (2)
   ----------------     --------------        -------------------       ------------------   --------------------
     Common Stock
   ($.00 par value)         33,334                   $8.14                  $271,339                  $68

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the NetRadio Corporation Nonqualified Stock Option Agreement (the "Agreement").

(2) Determined pursuant to Rule 457(h)(1), based on exercise price of the options.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

         The following documents, which have been filed by NetRadio Corporation (the "Company") with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

         1. Annual Report on Form 10-K for the year ended December 31, 2000;

         2. The Proxy Statement of the Company for the annual meeting of stockholders held June 14, 2001;

         3. Quarterly Report on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

         4. Current Report on Form 8-K dated March 26, 2001.

         The description of Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-27575) filed with the Commission pursuant to
Section 12 (g) of the Exchange Act on October 7, 1999, and any amendment or report updating such description filed subsequent to the date of such Registration Statement and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.



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


Item 6. Indemnification of Directors and Officers

         Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits or proceedings in which such person are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article VI of our bylaws provides that we may indemnify each person who is or was a director or officer to the full extent permitted by the MBCA.
Article VI also provides that we may, but we are not required to, indemnify employees and agents (other than directors and officers) to the full extent and in the manner permitted by the MBCA.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

Exhibit No.       Description
-----------       -----------
    3.1           Articles of Incorporation, as amended (1)
    3.2           Bylaws of the Registrant (1)
    4.1           Specimen of Common Stock Certificate (1)
    4.2           Form of Warrant to Purchase 125,000 Shares of Common Stock, dated October 19, 1999, issued to Gerard Lauer
                     Mattison & Co., Inc. (1)
    4.3           Form of Warrant to Purchase 75,000 Shares of Common Stock, dated October 19, 1999, to First Union Securities (1)
    5.1           Opinion of Dorsey & Whitney LLP
   23.1           Consent of Counsel to the Company (included in Exhibit 5.1)
   23.2           Consent of Independent Accountants
   24.1           Power of Attorney (included in signature page)

(1) Incorporated by reference to NetRadio Corporation's previously filed Form S-1 Registration Statement No. 333-73261.




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


Item 9. Undertakings

A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered



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


therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 21st day of August, 2001.


                                       NETRADIO CORPORATION


                                       By /s/ Eric H. Paulson
                                         ---------------------------------------
                                         Eric H. Paulson
                                         Chairman of the Board and
                                         Interim Chief Executive Officer

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Eric Paulson and Michael Wise, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of NetRadio Corporation (the "Company") relating to this Registration Statement, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of August, 2001.

                Signature                                                  Title
                ---------                                                  -----
/s/ Eric H. Paulson                                       Chairman of the Board and
--------------------------------------------              Interim Chief Executive Officer
Eric Paulson                                              (principal executive officer)


/s/ Michael P. Wise                                       Chief Financial Officer
--------------------------------------------              (principal financial officer)
Michael P. Wise


/s/ James Caparro                                         Director
--------------------------------------------
James Caparro


/s/ Charles E. Cheney                                     Director
--------------------------------------------
Charles E. Cheney


/s/ Marc H. Kalman                                        Director
--------------------------------------------
Marc H. Kalman


/s/ Gene McCaffery                                        Director
--------------------------------------------
Gene McCaffery




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


                                  EXHIBIT INDEX


Exhibit Number                  Description
--------------                  -----------
    5.1               Opinion of Dorsey & Whitney LLP

   23.2               Consent of Independent Accountants

   24.1               Power of Attorney (included in signature page)




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